                                                                   EXHIBIT 10.15

                                    AGREEMENT

                  AGREEMENT, dated as of May 13, 1998, between OFFICE CENTRE CORPORATION, a Delaware corporation having its principal place of business at 38 East 32nd Street, New York, New York 10016 (the "Company"), DEAN WITTER REYNOLDS, INC., CUSTODIAN FOR THE IRA ROLLOVER OF CLIFFORD M. DAVIE DTD 12/15/94 (the "IRA"), and CLIFFORD M. DAVIE, an individual residing at 20 Royal Palm Way, Unit 103, Boca Raton, Florida 33432 ("Davie" and, together with the IRA and any heirs, personal representatives, successors and assigns to the extent provided for herein, the "Shareholders").

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, on this date, Davie and the IRA together are the owners of 2,650,336 shares of the Company's common stock, $.001 par value (the "Common Stock");

                  WHEREAS, the Company intends to make an initial public offering of shares of Common Stock (the "IPO") pursuant to the Securities Act of 1933, as amended (the "Securities Act"); and

                  WHEREAS, in order to facilitate the IPO and as an inducement to the Company to pursue the IPO, the parties are entering into this Agreement to establish various rights and obligations in connection with the transfer of the Common Stock held by the Shareholders upon the terms and conditions herein.

                   NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

                  1.       TERMINATION OF AGREEMENTS.

                  (a) Effective immediately, that certain agreement, dated January 15, 1998, among the Company, Davie, Robert J. Gillon and John Kaweske regarding certain restrictions on transferability and voting of shares of Common Stock is hereby terminated and is of no further force or effect.

                  (b) Effective immediately, that certain letter agreement, dated January 15, 1998, between Davie and the Company regarding Davie's ability to transfer shares of Common Stock (the "January 15 Letter Agreement") is hereby terminated and is of no further force or effect.

                  (c) Effective on the date of the closing of the IPO (the "IPO Closing Date"), that certain employment/consulting agreement, dated July 20, 1995 (the "Employment Agreement"), among Davie, Buying Group Services, Inc., UDI Corp. and UDI II Corp. shall be terminated and be of no further force or effect; provided, however, that in the event that the Shareholders do not receive at least $1.5 million in gross proceeds from the sale of their shares of Common Stock of the Company in the IPO, the Employment Agreement will be reinstated and remain in effect until the Lock-up Termination Date, on which date the Employment Agreement shall terminate.

                  2. RESIGNATION. Effective immediately, Davie hereby resigns from the Board of Directors of the Company and all subsidiaries of the Company. Davie agrees that he shall not serve on the Board of Directors of the Company or any of its subsidiaries during the term of this Agreement. Effective immediately, Davie also resigns from any and all offices he may hold with the Company or any of its subsidiaries.

                  3.       RESTRICTIONS ON TRANSFER.

                  (a) At all times from the date hereof until the IPO Closing Date, the Shareholders shall not directly or indirectly sell, assign, pledge, hypothecate, give or transfer (each, a "Transfer") any Common Stock to any person or entity.

                  (b) The Shareholders hereby agree to execute and deliver any "lock-up" agreement or other agreement as requested by the underwriters in the IPO restricting the transfer of their shares of Common Stock for a period of 180 days (the "Lock-up Agreement") provided such Lock-up Agreement contains the same terms and conditions as the Lock-up Agreements applicable to other founding shareholders of the Company.

                  (c) From and after the date of termination of the Lock-up Agreement (the "Lock-up Termination Date"), the Shareholders hereby agree that they shall not Transfer any shares of Common Stock subject to the Lock-up Agreement (the "Lock-up Shares") except as follows:

                           (i)   From the Lock-up Termination Date through the
date which is 6 months from the Lock-up Termination Date, the Shareholders may Transfer 25% of the Lock-up Shares;

                           (ii) From the date which is 6 months from the Lock-up
Termination Date through the date which is 12 months from the Lock-up T ermination Date, the Shareholders may Transfer 25% of the Lock-up Shares;

                           (iii) From the date which is 12 months from the
Lock-up Termination Date through the date which is 18 months from the Lock-up Termination Date, the Shareholders may Transfer 25% of the Lock-upShares;

                           (iv) From the date which is 18 months from the
Lock-up Termination Date through the date which is 24 months from the Lock-up Termination Date, the Shareholders may Transfer 25% of the Lock-up Shares; and


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

                           (v) After the date which is 24 months after Lock-up
Termination Date, the Shareholders may Transfer 100% of the Lock-up Shares.

All transfers permitted pursuant to this SECTION 3(c) shall be made only through brokers' transactions as defined in Rule 144(g) under the Securities Act.

                  (d) Notwithstanding anything contained in SECTION 3(a) OR
SECTION 3(c) above to the contrary: (i) the Shareholders may Transfer the shares of Common Stock to each other or to a family trust, family limited partnership or other similar vehicle established and maintained by the Shareholder for tax and/or estate planning purposes; provided, that as a condition to any such Transfer, the transferee agrees in writing to be bound by the terms of this Agreement; and (ii) Transfers of shares of Common Stock by the Shareholders are subject to applicable federal and state securities laws, including, without limitation, the holding period and volume limitation restrictions set forth in Rule 144 of the Securities Act.

                  (e) Any Transfer not expressly permitted by the terms and provisions of this Agreement shall be void AB INITIO.

                  4. LEGEND. At all times during the term of this Agreement all certificates representing shares of Common Stock owned by the Shareholders shall have conspicuously written, stamped or printed thereon substantially the following legend:

                  "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MUST BE HELD INDEFINITELY UNLESS SUBSEQUENTLY REGISTERED UNDER SAID ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE, GIFT OR OTHER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF AN AGREEMENT, DATED AS OF APRIL 15, 1998, AMONG THE CORPORATION AND CERTAIN HOLDERS OF SHARES OF THE STOCK OF SUCH CORPORATION. SUCH AGREEMENT RESTRICTS TRANSFER OF THE SHARES EVIDENCED BY THIS CERTIFICATE. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION."

                  5. VOTING. At all times from the IPO Closing Date through December 31, 2002,

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
in respect of all questions and matters (including the election of directors) upon which the shareholders of the Company have a right to vote under the Certificate of Incorporation or By-laws of the Company or under the laws of the State of Delaware, the Shareholders shall vote all Common Stock owned or held of record by them and shall cause all Common Stock of which they are the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, to be voted in the same proportion as the votes cast by holders of common stock of the Company other than the Shareholders in respect of such questions and matters. In order to effectuate the foregoing, the Shareholders hereby appoint the President and the Chairman of the Board of the Company, and each of them, as their duly authorized proxy to vote all shares of the Common Stock held by the Shareholders at any meeting of stockholders (including any action to be taken by the consent of stockholders) in accordance with the foregoing provisions. The provisions of this Section 5 represent a power coupled with an interest, and this proxy is irrevocable.

                  6. OTHER COVENANTS. At all times from the IPO Closing Date through December 31, 2002, the Shareholders shall not:

                  (a) acquire, offer to acquire or agree to acquire, directly or indirectly, alone or in concert with others, beneficially or of record, by purchase or otherwise, alone or in concert with others, any capital stock of the Company, any securities convertible into capital stock of the Company, any warrants or options to purchase capital stock of the Company, or any debt instruments of the Company;

                  (b) nominate, or in any way participate, directly or indirectly, alone or in concert with others, in any nomination of any director of the Company or any subsidiary or seek to advise or influence any person or entity with respect to the nomination of any director;

                  (c) make, or in any way participate, directly or indirectly, alone or in concert with others, in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) or seek to advise or influence any person or entity with respect to the voting or acquisition of any securities of the Company;

                  (d) in any way participate in, or seek to control or influence, directly or indirectly, alone or in concert with others, the management or operations of the Company or any of its subsidiaries, including, without limitation, holding any position as director, officer, consultant, advisor, representative or agent of the Company or any of its subsidiaries;

                  (e) directly or indirectly, alone or in concert with others, encourage, initiate, solicit or participate in, any inquiries or proposals or engage in any discussions or negotiations, concerning any of the foregoing; or

                  (f) agree to do any of the foregoing.


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

                  7. SALE OF SHARES IN THE IPO.

                  (a) Except as hereinafter provided, the Company shall include in the Registration Statement filed with respect to the IPO 200,000 shares of Common Stock of the Company owned by the Shareholders (after giving effect to any reverse stock split of the Company's shares). Notwithstanding the foregoing, but subject to Section 7(b) below, if the representative of the lead managing underwriter for the IPO determines, in its sole and absolute discretion, that, due to market or other conditions, the successful completion of the IPO could be adversely affected by the inclusion in the IPO of all, or any portion whatsoever, of the shares of Common Stock owned by the Shareholder, then the Company shall reduce the number of shares of Common Stock owned by the Shareholder which are to be included in the IPO (which may be zero) as the representative of the lead managing underwriter so determines.

                  (b) Notwithstanding anything contained herein to the contrary, without the consent of Davie, the Company shall not complete an IPO in which (i) the portion of the IPO Valuation attributable to the shares of Common Stock owned by the Founding Shareholders (as hereinafter defined) at the time the IPO is less than $10 million; or (ii) the percentage of the outstanding shares owned by the Shareholders after giving effect to the IPO, but before giving effect to any sale by the Shareholders of shares in the IPO, is less than the applicable percentage of shares set forth opposite the name of the Shareholders as set forth on Schedule 1 hereto, as such schedule may be modified to reflect immaterial changes in the number of shares to be issued to the "Founding Companies" as set forth on such schedule. All such shares sold by the Shareholders in the IPO shall be at the IPO price (subject to underwriters' discounts and commissions). For purposes of this Section 7, the term (i) "IPO Valuation" shall mean the product of (1) the number of shares of the Company outstanding immediately after the IPO, multiplied by (2) the IPO price per share; and (ii) Founding Shareholders mean those shareholders who on the date hereof own all of the outstanding shares of the Company Common Stock (i.e., the Shareholders, Walter Gordenstein, John Kaweske, John Davie and Joseph Hajjar). At the request of the Company, the Shareholders shall sell in the IPO the number of shares of Common Stock of the Company which they are permitted to sell under this Section 7 at the IPO price (subject to underwriters' discounts and commissions).

                  (c) If shares of Common Stock of the Company are to be sold by the Shareholders in the IPO: (i) the Company shall include such shares in the Registration Statement filed with respect to the IPO; (ii) the Shareholders shall cooperate with the Company and the underwriters selected by the Company for the IPO in the preparation of the Registration Statement to the extent reasonably requested by the Company, the underwriters, or their representatives;
(iii) the Shareholders promptly shall provide the Company and the underwriters with information about themselves for inclusion in the Registration Statement;
(iv) the Shareholders shall execute an underwriting agreement with the underwriters, in form reasonably acceptable to the parties, with respect to the sale of their shares in the IPO; and (v) the Shareholders shall pay (in addition to the underwriters' discounts and commissions with respect to shares of Common Stock sold by them in



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

the IPO) all incremental expenses related to the preparation and filing of the Company's Registration Statement on Form S-1 (including any amendments thereto) and the sale of Common Stock thereunder (including, without limitation, SEC registration and NASD filing fees and expenses) which are attributable to the inclusion of the shares of Common Stock to be sold by the Shareholders in the IPO. The Shareholders shall be solely responsible for the fees of any counsel retained by the Shareholders in connection with the Registration Statement and any transfer taxes or underwriting discounts, commissions or fees applicable to the shares sold by the Shareholders pursuant thereto.

                  8.       NONCOMPETITION; CONFIDENTIALITY.

                  (a) For and in consideration of the agreements of the Company set forth herein, Davie agrees that he will not, for a period of five years beginning on the date hereof (the "Non-Competition Term"), directly or indirectly, own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control, or be connected in any manner (including, but not limited to, holding the positions of stockholder (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), member, director, officer, consultant, independent contractor, employee, partner or investor) with, any person or entity engaged in a business or operation in the United States of America, Canada or Europe which operates any office products distribution business(es) and/or office products buying group(s) or is a consolidator of any of the foregoing businesses. Davie agrees that, during the Non-Competition Term, he will not interfere with the Company's or its subsidiaries' relationship with, or endeavor to employ or entice away from the Company or any of its subsidiaries, any person or entity who or which is an employee, customer or supplier, or maintains a business relationship with, the Company or any of its subsidiaries.

                  (b) Davie agrees and understands that given his positions with the Company and its subsidiaries, Davie has been exposed to and has received information relating to the confidential affairs of the Company and its subsidiaries, including, but not limited to, business and marketing plans, strategies, customer information, other information concerning the products, promotions, development, financing, expansion plans, business policies and practices, and other forms of information considered by the Company and its subsidiaries to be confidential and in the nature of trade secrets. Davie agrees that, during the Non-Competition Term and thereafter, he will keep such information confidential and not disclose such information, either directly or indirectly, to any person or entity without the prior written consent of the Company, unless required to do so by law or court order. This confidentiality covenant has no temporal, geographical or territorial restriction. Upon the request to the Company, Davie promptly will supply to the Company, all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, technical data or any documents relating to the Company, its subsidiaries or their respective businesses which have been produced by, received by or otherwise submitted to Davie during or prior to the Non-Competition Term.

                  9.       RELEASE.

                  (a) For and in consideration of the agreements of the Company set forth herein, Davie and the IRA, as a shareholder, resigning employee/consultant and/or resigning director of the Company or its subsidiaries (the "Davie Releasors"), hereby release and forever discharge the Company and its subsidiaries (now and in the future) (the "Davie Released Parties") and their respective affiliates, absolutely and forever, of and from any and all direct or indirect liabilities, claims, losses, damages, costs, expenses, deficiencies, obligations, responsibilities, demands, benefits, accounts, liens, rights of action, claims for relief, and causes of action, of every nature and kind whatsoever, in law and in equity, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise ("Davie Claims"), which the Davie Releasors and their affiliates had, have, or may have against any Davie Released Party and/or his or its affiliates for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date hereof other than the rights of Davie and the IRA arising under this Agreement.

                  (b) For and in consideration of the agreements of Davie and the IRA set forth herein, the Company and its subsidiaries (the "Company Releasors"), hereby release and forever discharge Davie and the IRA (now and in the future) (the "Company Released Parties") and their affiliates, absolutely and forever, of and from any and all direct or indirect liabilities, claims, losses, damages, costs, expenses, deficiencies, obligations, responsibilities, demands, benefits, accounts, liens, rights of action, claims for relief, and causes of action, of every nature and kind whatsoever, in law and in equity, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise ("Company Claims"), which the Company Releasors and their affiliates had, have, or may have against any Company Released Party and/or his or its affiliates for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date hereof other than (i) the rights of the Company or its subsidiaries arising under this Agreement; (ii) the rights of the Company under the Stock Purchase Agreements dated as of May 23, 1997 between the Company, the IRA and Walter Gordenstein relating to UDI Corp. and UDI II Corp.; and (iii) actions taken by the Company Released Parties on behalf of the Company or any of its subsidiaries which were not authorized by appropriate corporate action. Notwithstanding the foregoing, Davie and the IRA agree to provide to the Company Releasors all information about them and their affiliates which the Company determines is necessary for inclusion in a Registration Statement.

                  (c) Each Davie Releasor and Company Releasor hereby represents that he or it has not transferred, conveyed or assigned any Davie Claim or Company Claim or any portion thereof or interest therein. Each Davie Releasor and Company Releasor further represents that in executing this release it or he has not relied upon any representation or statement made by any Davie Released Party, Company Released Party, or its or his affiliates with regard to the subject matter, basis or effect of this release, except such representations as are set forth in this Agreement.

                  10. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS. Each of the Shareholders hereby represents and warrants to the Company as follows:

                  (a) Each Shareholder has the legal capacity to execute, deliver and perform this Agreement. The trustee of the IRA has the legal trust power and authority to execute this Agreement and the IRA has taken all actions necessary to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes the legal, valid and binding obligation of each Shareholder, enforceable against each Shareholder in accordance with its terms.

                  (b) Neither the execution and delivery by each Shareholder of this Agreement nor the performance by such Shareholder of his obligations hereunder will (i) violate, be in conflict with, require the consent of any other party to, or constitute a breach of, any contract, agreement, arrangement or understanding to which such Shareholder is a party or is otherwise bound, or
(ii) violate or conflict with, any law or any judgment, decree or order of any governmental authority to which such Shareholder may be subject or bound.

                  (c) As of the date hereof, Davie and the IRA together own of record and beneficially 2,650,336 shares of Common Stock and no other shares of common stock of the Company, and all such shares of Common Stock are owned free and clear of any lien, encumbrance, pledge or other restriction other than the restrictions imposed upon the Common Stock by this Agreement. As of the date hereof, neither Shareholder has any options, warrants, subscriptions, calls, preemptive or any other rights whatsoever for the purchase or receipt of capital stock of the Company. Davie or the IRA has the sole voting power over all such Common Stock and there are no proxies, voting trusts or other agreements or understandings to which Davie or the IRA is a party or bound or that requires that his or its Common Stock be voted in any specific manner other than as set forth in this Agreement.

                  11. TERMINATION. This Agreement shall terminate upon the earlier of

                  (a) the mutual agreement of the parties hereto; or

                  (b) December 31, 1998, if the IPO is not consummated by such date.

If this Agreement is terminated pursuant to this SECTION 11, then notwithstanding anything contained herein to the contrary, all obligations of the Shareholders and the Company under this Agreement shall terminate.

                  12. INDEMNIFICATION. In the event a Shareholder breaches any of the representations or warranties set forth in SECTION 10 above, then such Shareholder shall indemnify the Company from and against the entirety of any loss, liability or expense (including reasonable attorneys' fees) the Company may suffer or incur resulting from, arising out of, relating to, in the nature of or caused by the breach.

                  13. INJUNCTIVE RELIEF. Each Shareholder acknowledges that any breach or imminent breach by a Shareholder of the covenants, terms or provisions of this Agreement (other than the representations and warranties set forth in SECTION 10 above) may cause irreparable injury and harm to the Company, and that remedies at law for the breach or imminent breach may be inadequate. Accordingly, in the event of a breach hereof by a Shareholder, or in the event that the Company, in good faith and upon reasonable cause, determines that a breach hereof appears imminent, the Company shall be entitled to obtain specific performance, temporary and permanent injunctive relief and such other relief to which it may be entitled at law or in equity without the necessity of posting bond or of proving actual damage. The Company shall be entitled to recover all reasonable costs and attorneys' fees incurred by it in the event it is successful in obtaining any such relief. In the event that the Company is unsuccessful in obtaining any relief under this section, then the Company shall reimburse the Shareholder for his or its reasonable costs and attorneys' fees incurred in defense of such action.

                  14.      MISCELLANEOUS.

                  (a) This Agreement may not be amended, modified, supplemented or waived except by a written instrument signed by all of the parties hereto (or, in the case of a waiver, by the party granting such waiver). No waiver of any of the terms or provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other term or provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. No failure of a party hereto to insist upon strict compliance by another party hereto with any obligation, covenant, agreement or condition contained in this Agreement shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                  (b) All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and mailed or facsimiled or delivered by hand or courier service to the appropriate address set forth in the preamble hereto. All notices and other communications required or permitted under this Agreement which are addressed as provided herein (i) if delivered personally against proper receipt or by confirmed facsimile transmission shall be effective upon delivery and (ii) if delivered (A) by certified or registered mail with postage prepaid shall be effective five business days or (B) by Federal Express or similar courier service with courier fees paid by the sender, shall be effective two business days following the date when mailed or couriered, as the case may be. Any party hereto may from time to time change its address for the purpose of notices to such party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

                  (c) This Agreement may not be assigned by the Shareholders without the prior written consent of the Company. This Agreement shall be binding upon the heirs, personal representatives, successors, assigns and affiliates of each of the Shareholders and the Company.

                  (d) This Agreement shall be governed by the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of any New York State or Federal Court sitting or located in the County of New York (a "New York Court") in any action arising out of or relating to this Agreement, and each such party hereby irrevocably agrees that all claims in respect of such action shall be heard and determined in such New York Court. Each party, to the extent permitted by applicable laws, hereby expressly waives any defense or objection to jurisdiction or venue based on the doctrine of FORUM NON CONVENIENS, and stipulates that any New York Court shall have IN PERSONAM jurisdiction and venue over such party for the purpose of litigating any dispute or controversy between the parties arising out of or related to this Agreement. In the event any party shall commence or maintain any action arising out of or related to this Agreement in a forum other than a New York Court, the other party shall be entitled to request the dismissal or stay of such action, and each such party stipulates for itself that such action shall be dismissed or stayed. To the extent that any party to this Agreement has or hereafter may acquire any immunity from jurisdiction of any New York Court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, each such party hereby irrevocably waives such immunity. Each party irrevocably consents to the service of process of any of the New York Courts in any such action by any means permitted by the rules applicable in such New York Court.

                  (e) This Agreement embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, commitments, arrangements, negotiations or understandings, whether oral or written, between the parties hereto. There are no agreements, covenants or undertakings with respect to the subject matter of this Agreement other than those expressly set forth or referred to herein.

                  (f) In case any one or more of the provisions contained in this Agreement shall be adjudged invalid, illegal or unenforceable by a New York Court of competent jurisdiction, such invalidity, illegality or unenforceability shall be limited to such provisions and the remainder of this Agreement shall be valid and binding upon the Company and the Shareholders; provided, however, that in the event a particular provision of this Agreement is determined to be unreasonable by such New York Court, the parties agree to use their best efforts to reform that provision in such a manner so as to preserve as closely as possible the original intent of the parties.

                  (g) The Company hereby agrees to reimburse Davie (upon presentation of invoices) for all reasonable attorney's fees and expenses incurred in connection with Davie's negotiations with the Company up to a maximum of $35,000.

                  (h) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    OFFICE CENTRE CORPORATION


                                     By: /s/R.J. Gillon, Jr.
                                        ----------------------------------------
                                      Robert J. Gillon, Jr.

                                    DEAN WITTER REYNOLDS, INC., CUSTODIAN FOR
                                    THE IRA ROLLOVER OF CLIFFORD M. DAVIE DTD
                                    12/15/94


                                     By:/s/Ira Miller  5/15/98
                                        ----------------------------------------
                                       Ira Miller
                                       SVP

                                      /s/Clifford M. Davie
                                      ------------------------------------------
                                      CLIFFORD M. DAVIE

With respect to Section 1 only:

/s/R.J. Gillon, Jr.
--------------------
Robert J. Gillon

/s/John D. Kaweske
-------------------------
John Kaweske

BUYING GROUP SERVICES, INC.


By:/s/Clifford M. Davie
   -----------------------
 Clifford M. Davie

UDI CORP.

By:/s/R.J. Gillon, Jr.
   -----------------------
 Robert J. Gillon, Jr.

UDI II CORP.

By:/s/R.J. Gillon, Jr.
   ----------------------
 Robert J. Gillon, Jr.